UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No._)

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

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|_|   Preliminary proxy statement.
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|   Definitive proxy statement.
|X|   Definitive additional materials.
|_|   Soliciting material under Rule 14a-12.

              SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of filing fee (check the appropriate box):
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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              SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.
                                 100 PARK AVENUE
                            NEW YORK, NEW YORK 10017

September 25, 2008


Dear Stockholder:

In connection with the pending acquisition of J. & W. Seligman & Co. Incorporated, the manager of Seligman LaSalle International Real Estate Fund, Inc., by RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., you should have received a proxy statement in which you are being asked to vote on four proposals that will be considered at a Special Meeting of Stockholders to be held on October 7, 2008 at 9:00 a.m., Eastern Time.

      Proposal 1: To consider and vote upon the proposed investment management services agreement between the Fund and RiverSource;

      Proposal 2: To consider and vote upon the proposed subadvisory agreement between RiverSource and LaSalle Investment Management (Securities), L.P. (OLaSalle USO);

      Proposal 3: To consider and vote upon the proposed delegation agreement between LaSalle US and LaSalle Investment Management Securities B.V.; and

      Proposal 4: To elect ten directors to the Board of the Fund.

Your Board of Directors recommends that you vote OFORO each of these proposals. If you have not already done so, please vote in support of each of the Proposals, which are described in the proxy statement. You should complete, date, sign and return your proxy card by mail, authorize your proxy by telephone or via the Internet, or you may vote in person at the Special Meeting. Each vote is important, no matter how many shares you own.

Following the acquisition of Seligman by RiverSource and approval of the new agreements, the Fund will continue to be managed by the same investment team, and its investment objectives and policies will remain unchanged.

If you have any questions or need additional information, a new proxy card, or assistance voting your shares, please contact Georgeson Inc., the Fund's proxy solicitors, at 199 Water Street, New York, New York 10038, or by telephone at 888-679-2865.

Thank you for your support of these proposals.

Sincerely,

William C. Morris                           Brian T. Zino
Chairman                                    President

                        Important information on reverse.

For your convenience, please utilize one of the easy methods below to register your vote:

By Internet: Visit the Internet website www.proxyvote.com. Enter the CONTROL NUMBER shown on your voting instruction form and follow the instructions on your screen. You will incur only your usual Internet charges. This method is available until 11:59 p.m., Eastern Time, on October 6, 2008.

By Touch-Tone Phone: Dial the toll-free number found on your voting instruction form and follow the simple instructions. This method is available until 11:59 p.m., Eastern Time, on October 6, 2008.

Mail: Simply return your executed proxy in the postage paid envelope with which it was enclosed.